Exhibit 16.1

May 2, 2014

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the disclosures (the “Disclosures”) under the section entitled “Change in Accountants” in the prospectus forming a part of the Registration Statement on Form S-1 of Century Communities, Inc. filed with the U.S. Securities and Exchange Commission on May 2, 2014, and we agree with the second paragraph of the Disclosures as it relates to our firm.

/s/ BKD, LLP

Denver, Colorado